For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

002063925

Ministry of Government Services / Ministère des Services gouvernementaux
Ontario

CERTIFICATE / CERTIFICAT
This is to certify that these articles are effective on / Ceci certifie que les présents statuts entrent en vigueur le

AUGUST 01 AOÛT, 2017

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

(17)

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

KITRINOR METALS INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

SCYTHIAN BIOSCIENCES CORP.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2005/01/28

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are:
Nombre d'administrateurs :

minimum and maximum number of directors is/are:
nombres minimum et maximum d'administrateurs :

Number / Nombre		minimum and maximum / minimum et maximum	
	or / ou		

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

See page 1A

(1) The name of the Company is changed to SCYTHIAN BIOSCIENCES CORP.;

(2) consolidating each of the issued and outstanding common shares of the Company on the basis of one (1) post-consolidation common share for every twenty (20) pre-consolidation common shares; and

(3) as a result of the consolidation, holders of less than one common share shall not be entitled to receive a fractional common share following the consolidation.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions*.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2017/05/31

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Kitrinor Metals Inc.

(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une).

By/
Par : [signature]

(Signature)
(Signature)

Lisa McCormack, President and CEO

(Description of Office)
(Fonction)